Exhibit 4.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                               WARRANT CERTIFICATE

                          For Purchase of Common Stock

                                       of

                                 DECORIZE, INC.

                             _________________, 2005


         THIS CERTIFIES THAT, for value received, Quest Capital Alliance, L.L.C., a Missouri limited liability company, whose address is 3140 East Division, Springfield, Missouri 65802, or its registered transferees or assigns ("Holder"), is entitled, subject to the terms and conditions hereinafter set forth, to purchase from Decorize, Inc., a Delaware corporation (the "Company"), Seven Hundred Fifty Thousand (750,000) fully paid and nonassessable shares of common stock, $.001 par value per share ("Common Stock"), of the Company (the shares of Common Stock issuable under this Warrant being referred to as the "Warrant Shares").

         This Warrant may be exercised by presentation and surrender of this Warrant Certificate, together with (i) a completed and executed Election to Purchase in the form attached as Annex I hereto, at any time during the Exercise Period (as hereinafter defined), at the principal office of the Company or at such other office as shall have been theretofore designated by the Company by notice pursuant hereto, and (ii) payment to the Company of the applicable purchase price, as hereinafter set forth. In certain contingencies provided for below, the number of Warrant Shares subject to purchase hereunder or the purchase price thereof are subject to adjustment.

         This Warrant is subject to the following terms and conditions:

         1. Exercise of Warrant.

                  (a) The purchase rights which are represented by this Warrant are exercisable at the option of the holder hereof, in whole at any time, or in part from time to time (but not as to a fractional share of Common Stock), during the Exercise Period. In the case of the purchase of, or the surrender of rights to purchase, less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

                  (b) The term "Exercise Period" shall mean and refer to a period commencing on the date hereof and ending at midnight, central time, on the date that is five (5) years from the date of this Warrant.

         2. Price. The purchase price of each Warrant Share purchasable pursuant to the exercise of this Warrant (the "Exercise Price") shall be $0.40, subject to adjustment as set forth herein, payable by bank check or wire transfer of same day funds. Notwithstanding the foregoing, upon exercise of this Warrant, the holder may deliver in payment of a portion or all of the Warrant Shares, certain of the Warrant Shares issuable upon exercise of the Warrant, which shall be valued at the Fair Market Value (as hereinafter defined) of such stock on the date of exercise of the Warrant. For purposes of this Warrant, "Fair Market Value" of the Warrant Shares shall mean:

                  (i) if the principal trading market for such securities is a national or regional securities exchange, the average closing price on such exchange for the twenty (20) trading days immediately prior to such Exercise Date;

                  (ii) if sales prices for shares of Common Stock are reported by the Nasdaq National Market System or Nasdaq Small Cap Market (or a similar system then in use), the average last reported sales price for the twenty (20) trading days immediately prior to such Exercise Date; or

                  (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported for the twenty (20) trading days immediately prior to such Exercise Date.

         Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the period in question, then the current market price shall be determined as of the latest twenty (20) trading day period prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for thirty (30) or more days immediately prior to the day in question, in which case the current market price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

         3. Anti-Dilution Provisions. The Exercise Price in effect at any time and the number of Warrant Shares and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of any of the following events:

                  (a) In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. In case at any time the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (b) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation, merger or other business combination of the Company with or into another corporation or other entity (other than a merger with a subsidiary in which merger the Company shall be the continuing corporation and which shall not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Warrant) or in case of any sale, lease or conveyance to another corporation or other entity of all or substantially all of the assets of the Company, the Company shall cause effective provisions to be made so that the holder of this Warrant, upon exercise of the Warrant Shares receivable upon the exercise of all Warrant Shares at any time after the consummation of such reclassification, change, consolidation, merger, sale, lease, conveyance, dividend or distribution, shall be entitled to receive for such shares of Common Stock the stock or other securities or property to which the holder of this Warrant would have been entitled upon such consummation if such Warrant had been exercised into shares of Common Stock immediately prior to such consummation. Any such provision shall include provisions for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this paragraph (b) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances. In the event that, in connection with any such capital reorganization or reclassification, consolidation, merger, sale, lease or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock subject to the provisions of this Section 3.

                  (c) In case at any time the Company shall fix a record date for purposes of effecting a dividend or distribution on the Common Stock (whether in the form of cash, Common Stock, or other securities or other property), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per share of Common Stock on such record date, less the amount of cash so to be distributed (or the fair market value (as determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company)) of the portion of the assets, securities or evidences of indebtedness so to be distributed, or of such subscription rights or warrants, applicable to one share of Common Stock, and the denominator of which shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price, which would then be in effect if such record date had not been fixed.

                  (d) Concurrent with the delivery of this Warrant by the Company to Holder, and in consideration thereof, SRC Holdings Corporation ("SRC") has agreed to provide a limited guaranty of the Company's obligations in connection with a credit facility to be obtained by the Company from Bank of America, N.A. ("Bank"), in the form acceptable to Bank (the "Guaranty"). Holder has agreed to indemnify or otherwise pay a portion of the Guaranty if it is foreclosed upon by Bank. In case at any time Bank exercises its rights to payment with respect to the Guaranty, and as a result SRC pays Bank certain amounts in satisfaction of its obligations under the Guaranty, then the Exercise Price in effect immediately prior to such action taken by the Bank shall be reduced to an amount equal to the lesser of
         (i) the product of (A) 0.50 and (B) the Fair Market Value of the Common Stock as of the date on which such foreclosure action was taken, or
         (ii) $0.20 per share (such Exercise Price being the "Adjusted Price").

                  (e) If SRC is still required to provide the Guaranty or a similar guaranty under the Loan Agreement as of June 30, 2006, and SRC continues to do so after such date in accordance with the Bank's requirements, then the Exercise Price in effect immediately prior to such date shall be reduced to an amount equal to the Adjusted Price.

                  (f) In each case of any event described above that may require any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly cause its independent certified public accountants, or in the event of any conflict such independent certified public accountants as are selected by the Board of Directors, to compute the adjustment or readjustment, if any, in accordance with this Warrant and prepare a certificate setting forth the adjustment or readjustment, or stating the reasons why no adjustment or readjustment is being made, and showing, in reasonable detail, the analysis of the facts, as separately certified by the Company, upon which any such adjustment or readjustment is based, including a statement of:

                           (i) the number of shares of Common Stock then
                  outstanding on a fully diluted basis, and

                           (ii) the number of shares of Common Stock to be
                  received upon exercise of this Warrant, in effect immediately before the adjustment or readjustment and as adjusted and readjusted on account thereof.

         The Company will promptly mail a copy of each such certificate to each Holder, and will, on the written request at any time of any Holder, furnish to Holder a copy of the foregoing certificate setting forth the calculations used to determine the adjustment or readjustment.

         4. Representations of Holder. In consideration of the issuance of the Warrants, Holder represents, warrants and covenants, to the Company as follows:

                  (a) Authorization. Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction. Holder has the necessary power and authority to execute and deliver this Warrant and to perform its obligations hereunder. The execution and delivery of, and the performance under, this Warrant by Holder will not conflict with any rule, regulation, judgment or agreement applicable to Holder.

                  (b) Investment Purpose. Holder was not formed for the purpose of acquiring the Warrants or the Warrant Shares. Holder is purchasing the Warrants (and will, upon exercise hereof, purchase the Warrant Shares) for investment purposes and not with a present view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Holder understands that it may not be able to sell or otherwise dispose of the Warrants or the Warrant Shares, and accordingly it must bear the economic risk of this investment indefinitely.

                  (c) Reliance On Exemptions. Holder understands that neither the Warrants nor the Warrant Shares have been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations and warranties of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the Warrants and the Warrant Shares.

                  (d) Information. Holder has been furnished all documents relating to the business, finances and operations of the Company that Holder requested from the Company and has evaluated the risks and merits associated with an investment in the Warrants and the Warrant Shares to its satisfaction. Holder has been afforded the opportunity to ask questions of the Company's representatives concerning the Company in making the decision to purchase and acquire the Warrants and the Warrant Shares, and such questions have been answered to its satisfaction.

                  (e) Governmental Review. Holder understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Warrants or the Warrant Shares.

                  (f) Holder's Qualifications. Holder is an "accredited investor" as defined in Rule 501 under Regulation D of the Securities Act. Holder is capable of evaluating the merits and risks of an investment in the Warrants and the Warrant Shares.

                  (g) Restrictions on Transfer. Holder covenants and agrees that it shall not transfer any of the Warrants or the Warrant Shares unless such Securities are registered under the Securities Act or unless an exemption from registration and qualification requirements is available under the Securities Act and applicable state securities laws and the Company has received an opinion of counsel satisfactory to it stating that such registration and qualification is not required. Holder understands that certificates representing the Warrants and the Warrant Shares shall bear the following, or a substantially similar, legend until such time as they have been registered under the Securities Act or otherwise may be sold without volume or other limitations under Rule 144 promulgated under the Securities Act:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (h) Residence. Holder is domiciled within the jurisdiction set forth under its name on the signature pages hereto.

                  (i) Compliance with Laws. Holder further represents to the Company that:


                           (i) it will not act, or fail to act, in any way that
                  might make unavailable to the Company, any of the exemptions from registration under both state and federal securities law that it is relying upon in connection with issuing this Warrant; and

                           (ii) Holder will at all times comply with all
                  applicable laws relating to its activities under this Warrant, including without limitation all applicable federal and state securities laws and regulations.

         5. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Warrant Shares, but will make a payment in cash based on the Exercise Price in effect at that time.

         6. Exchange and Replacement of Warrant. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the principal office of the Company, for new Warrants of like tenor and date representing the right to purchase the number of shares purchasable hereunder, registered in such names as requested by such holder (subject to the approval and consent of the Company), each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of such surrender. Upon receipt by the Company of (a) evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in case of loss, theft or destruction, and (b) indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant or Warrants of like tenor, in lieu of this Warrant.

         7. Rights Prior to Exercise of Warrant. Prior to the exercise of this Warrant, the holder of this Warrant shall not, by reason of this Warrant or the shares underlying this Warrant, be entitled to any rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not thereby be entitled to receive any notice of any proceedings of the Company, except as specifically provided herein.

         8. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

9. Transferability; Successors. No transfer of a Warrant for less than 100,000 shares shall be valid unless made by the registered holder with the prior written consent of the Company, which shall not be unreasonably withheld. The terms of this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns and shall be binding upon any person, firm, corporation or other entity to whom this Warrant and any shares of Common Stock issuable upon exercise hereof are assigned or transferred (even if in violation of the provisions of this Warrant) and the heirs, executors, personal representatives, successors and assigns of such person, firm, corporation or other entity.

10. Amendment and Waiver. Any changes in or additions to this Warrant may be made, and compliance with any covenant or provision herein set forth may be waived, only if the Company shall obtain consent thereto in writing from the holder of this Warrant. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11. Governing Law; Venue. This Warrant shall be construed in accordance with and be governed by the laws of the State of Delaware without regard to its conflict of laws provisions. The parties irrevocably submit to the non-exclusive jurisdiction of the state and federal courts located in Greene County, Missouri for the purpose of any suit, action or other proceeding arising out of or based on this Warrant or its subject matter. Each party, to the extent applicable law permits, waives, and will not assert by way of motion, as a defense or otherwise, in any suit, action or proceeding brought in the above-named courts, any claim that (a) it is not subject personally to the jurisdiction of those courts, (b) the suit, action or proceeding is brought in an inconvenient forum,
(c) the venue of the suit, action or proceeding is improper, or (d) this Warrant or its subject matter may not be enforced in or by these courts.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered as an instrument under seal and as of the date first above written.

                                  DECORIZE, INC.,
                                  a Delaware corporation


                                  By:
                                      ------------------------------------------
                                  Name:    Steve Crowder
                                  Title:   President and Chief Executive Officer

                                                                         ANNEX I

                              ELECTION TO PURCHASE

TO: DECORIZE, INC.

                  The undersigned owner of the accompanying Warrant hereby irrevocably exercises the option to purchase _______________ Warrant Shares in accordance with the terms of such Warrant, directs that the Warrant Shares issuable and deliverable upon such purchase (together with any check for a fractional interest) be issued in the name of and delivered to the undersigned, and makes payment in full therefor at the Exercise Price provided in such Warrant.

COMPLETE FOR REGISTRATION OF WARRANT SHARES ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:

                                            QUEST CAPITAL ALLIANCE L.L.C.,
                                            a Missouri limited liability company


                                  By:
                                     -------------------------------------------
                                  Name:  Steven W. Fox
                                  Title:   General Manager
                                  Address: 3140 East Division
                                           Springfield, Missouri  65802
                                           Attn:  General Manager

                                  ----------------------------------------------
                                  Social Security or Other Identifying Number

                                  Date:                               , 20
                                       -------------------------------    ----